Exhibit 10.25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED
BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)
IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

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MASTER SERVICES AGREEMENT BETWEEN
THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER AND
BELLICUM PHARMACEUTICALS, INC.

This Master Services Agreement (“Agreement”), effective as of April 14, 2020 (the “Effective Date”), is made by and between The University of Texas M. D. Anderson Cancer Center (“MD Anderson”), an institution of higher education and one of the institutions of The University of Texas System (“System”), which has its principal address at 1515 Holcombe Boulevard, Houston, Texas 77030, and Bellicum Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 2130 W. Holcombe Boulevard, Suite 800, Houston, Texas 77030 (“Bellicum”). MD Anderson and Bellicum may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MD Anderson is a comprehensive cancer treatment, education, research, and prevention facility and an agency of the State of Texas located in Houston, Texas;

WHEREAS, Bellicum is a clinical stage biopharmaceutical company striving to deliver cures through controllable cell therapies;

WHEREAS, MD Anderson and Bellicum have entered into that certain Asset Purchase Agreement, dated as of January 17, 2020 (as it may be amended from time to time, the “APA”), pursuant to which, among other things, Bellicum agreed to sell the Purchased Assets (as defined in the APA) and to assign the Assumed Liabilities (as defined in the APA) to MD Anderson;

WHEREAS, the execution and delivery of this Agreement was a material inducement to entry into the APA and is a condition to Closing (as defined in the APA) under the terms of the APA;

WHEREAS, in connection with the APA, and pursuant to the terms and subject to the conditions of this Agreement, Bellicum desires for MD Anderson to perform for Bellicum from time to time during the Term, and MD Anderson is willing to perform for Bellicum from time to time during the Term, pursuant to the terms and conditions set forth herein, certain Services as more particularly described in the Work Orders executed by the Parties in accordance with this Agreement;

WHEREAS, in order for MD Anderson to perform the Services, Bellicum will provide MD Anderson with certain Materials as more particularly described herein and in each Work Order; and

WHEREAS, Bellicum desires to engage MD Anderson to perform the Services, and MD Anderson desires to perform the Services, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions, benefits and provisions hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby confirm and agree as follows:

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AGREEMENT

Section 1.    OVERVIEW

1.1The Services will be described in one or more work orders mutually agreed upon and executed by the Parties pursuant to this Agreement (“Work Orders”) and are the subject of this Agreement. Each Work Order shall be in substantially the same form as the “Work Order Template,” Exhibit B with such additions and deletions as the Parties may agree.

1.2Each Work Order executed by the Parties, the schedules, exhibits and attachments referenced in each Work Order and the exhibits referenced in this Agreement are incorporated into this Agreement.

1.3Other than as described in Section 8.12.F hereof, with regard to the APA, the Agreement shall control and govern all Services performed by MD Anderson under any Work Order. If there is a conflict or inconsistency between the provisions of this Agreement and any Work Order, the terms of the Work Order, including the schedules, exhibits and attachments referenced therein, shall be governed by the terms of this Agreement, unless an individual Work Order expressly and specifically notes the deviations from the terms of the Agreement and exhibits for the purposes of such Work Order in the “Deviations from Terms of Master Services Agreement” section of such Work Order. In the event of a conflict between the Agreement, a Work Order and any Quality Assurance Agreement, if applicable, the terms of the Quality Assurance Agreement shall control.

1.4All capitalized terms used herein, including the exhibits, schedules and attachments hereto, shall have the meanings specified in the “Definitions,” Exhibit A or elsewhere in the Agreement, as applicable, unless otherwise specified.

Section 2.    SERVICES

2.1Services Generally. During the Term and in accordance with this Agreement, MD Anderson agrees to provide certain Services, which shall include cell therapy Manufacturing and related activities, as described in Work Orders. MD Anderson and Bellicum have agreed that the scope of Services, including the Initial Supply Commitment and Expansion Option, will be limited to the Manufacture of all Current Bellicum Products and up to two (2) new pre-clinical or clinical stage products. In addition, if either the BPX-601 (within 9 months of the Effective Date) or BPX-603 (within 12 months of the Effective Date) is discontinued for clinical and/or regulatory reasons , Bellicum shall have the right to replace one (1) such discontinued product with another one (1) GoCAR-T product with similar Manufacturing and analytical processes (the “Product Swap”). If Bellicum exercises its right to the Product Swap, then the Parties will negotiate a technical transfer and process introduction plan to be paid by Bellicum at MD Anderson’s fully loaded hourly rates. In addition, all engineering, training or qualification runs performed by MD Anderson in connection with such Product Swap shall count toward the Initial Supply Commitment.

2.2Initial Supply Commitment. During the Term, the Parties agree that MD Anderson will Manufacture for Bellicum up to an aggregate of two hundred (200) doses of proprietary cell therapy products (each dose a “Patient Lot”) in accordance with, and subject to, the applicable Work Order, provided that Bellicum has complied with all Bellicum Obligations (collectively, the “Initial Supply Commitment”). During the final six (6) months of the Term, no new Work Orders may be requested by Bellicum. For the avoidance of doubt, upon the earlier conclusion of the Term or fulfillment of the Initial Supply Commitment, MD Anderson shall no longer be obligated to perform Services unless otherwise provided in a Work Order, having no obligation to enter into such a Work Order.

2.3Delivery, Title and Risk of Loss.

2.3.AAll Deliverables delivered pursuant to any Work Order, including the Patient Lots, shall be Delivered by MD Anderson EX WORKS (Incoterms 2017). Title to and risk of loss with

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respect to any Patient Lot or other Deliverable shall pass from MD Anderson to Bellicum at the time such Patient Lot or other Deliverable is released to Bellicum, or Bellicum’s carrier, provided that the foregoing shall not relieve MD Anderson of liability arising from MD Anderson’s negligence or any failure to comply with its obligations with respect to the proper storage conditions and handling prior to the tender thereof to the carrier. Bellicum shall be responsible for transporting all Deliverables from the Facility to any Bellicum facility at Bellicum’s sole cost and expense. MD Anderson will not be responsible for any transportation costs, materials, insurance, or otherwise related to the Deliverables.

2.1.BMD Anderson’s responsibility with respect to the care, custody and control of the Materials shall not begin until the Materials have been physically unloaded from trailers and MD Anderson has begun receiving the Materials at the Facility, as evidenced by a duly authorized warehouse receipt.

2.4Bellicum Obligations. For all Services, unless otherwise expressly agreed by the Parties in writing, Bellicum shall (1) pay for and deliver to MD Anderson at the Facility, or other location designated in a Work Order, all Materials in the amounts necessary to meet Bellicum’s supply Forecast, (2) provide MD Anderson with all Specifications, including instructions for the Services for the Manufacture of the Deliverables, and ensure MD Anderson has the necessary information to allow MD Anderson to perform the Services in accordance with applicable Work Order and applicable QAA, (3) use commercially reasonable efforts to support MD Anderson in the performance of the Services including knowledge transfer and consultation as reasonably required by MD Anderson, at no charge to MD Anderson, (4) allow for any Lead-Time requirements provided in any Work Order or as otherwise agreed by the Parties,
(5) be responsible for the expiration of any Materials, (6) provide MD Anderson a Forecast as described in the applicable Work Order and Section 2.9 below, (7) be responsible for all technology transfer, process Development, validation or related implementation activities related to or necessary to perform the Services in accordance with the Work Order and Specifications, and (8) ensure all permits or licenses that are held or used by (or which have been filed or delivered by or on behalf of) Bellicum and required for the operation of the Facility or performance of the Services are transferred to MD Anderson including any such permits or licenses required by and in accordance with, the APA (collectively, the “Bellicum Obligations”).

2.5Materials. All Materials provided by Bellicum to MD Anderson for use in the Manufacture of Patient Lots shall (1) remain the sole property of Bellicum, (2) be used by MD Anderson only in carrying out its obligations under the Agreement and for no other purpose, (3) not be transferred by MD Anderson to any Third Party that is not specifically authorized in advance and in writing by Bellicum, and (4) unless exhausted in the course of performing the Services, be returned to Bellicum, upon Bellicum’s request and at Bellicum’s expense, at the expiration or termination of the Agreement or when no longer required to be used under the Agreement. After delivery, MD Anderson will be responsible for storing such Materials for the performance of the Services. Bellicum shall provide MD Anderson with, or ensure MD Anderson has possession of, current, correct and complete Material Safety Data Sheets ("MSD Sheets"), or, if a MSD Sheet is not applicable, then a safety summary sheet which outlines the storage and handling requirements and other characteristics only with respect to those Materials that can be reasonably hazardous in nature (i.e., corrosive, toxic, ignitable, etc.) in order for MD Anderson to safely and properly store and handle such Materials. MD Anderson reserves the right to exclude Materials from the Facility (or require the immediate removal of such Materials) if MD Anderson reasonably determines that it does not have complete and correct information as required by this Section 2.5. Subject to Section 3.7, if Bellicum fails to remove the Materials, MD Anderson may dispose of such Materials in any lawful manner and shall incur no liability due to such disposition. Bellicum grants to MD Anderson a first priority lien upon, and security interest in and to, all Materials at any time deposited in the Facility or any warehouse owned or operated by MD Anderson and in all proceeds and/or products thereof. Such lien and security interest shall secure all fees and charges incurred with respect to Deliverables, whether or not such Deliverable is in MD Anderson’s possession or has been Delivered.

2.6Standards. MD Anderson shall perform the Services in accordance with: (1) the Work Order, (2) the Specifications, (3) the QAA, and (4) applicable Laws. MD Anderson will perform the Services in a

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professional and workmanlike manner consistent with industry standards applicable to the performance of such Services.

2.7Facility. The Services will be performed at the facility located at 2130 W. Holcombe Boulevard, Houston, Texas 77030 (the “Facility”), unless otherwise specified in a Work Order.

2.7.ACapacity. During the Term and at no additional charge to Bellicum, MD Anderson agrees to dedicate capacity equivalent of up to two (2) biomanufacturing suites at the Facility as required, based upon Bellicum’s Forecasts, for MD Anderson to meet the Initial Supply Commitment. In order to assure availability of the dedicated capacity, MD Anderson shall ensure that an appropriate biomanufacturing suite is available to Manufacture a Patient Lot, in accordance with a Work Order, within three (3) days after notification by Bellicum.

2.7.BExpanded Capacity Option. Bellicum shall have the option to request MD Anderson expand its total capacity described in Section 2.7A, as necessary to meet the capacity requirements of any existing Work Order, up to the equivalent of four (4) suites or two (2) ballrooms. MD Anderson shall allocate such additional capacity for Bellicum, provided (i) new Work Orders for such additional Services are executed by the Parties, (ii) Bellicum fully funds any required build out for such expanded capacity and a reasonable period of time for such building is agreed upon, (iii) Bellicum agrees to pay for all Services performed in such additional space at market value pursuant to a mutually agreed upon Work Order; and (iv) MD Anderson has all necessary rights and permissions (Regental, landlord and otherwise) necessary or required to perform such build out and provide such space, having no obligation to seek any rights or permissions not then presently available under any MD Anderson then-current real property lease for the Facility, (collectively, the “Expansion Option”). Following receipt of Bellicum’s notice to exercise the Expansion Option, MD Anderson shall confirm that it has all appropriate rights and permissions for any necessary build out of the space. Upon receipt of MD Anderson’s confirmation, Bellicum shall pay MD Anderson an option fee of [***] dollars ($[***]) by wire transfer of immediately available funds to the account described in Section 7.2 hereof. For the avoidance of doubt, notwithstanding a successful exercise of the Expansion Option, upon conclusion of the Initial Term, or fulfillment of the Initial Supply Commitment, MD Anderson shall no longer be obligated to perform Services unless otherwise provided in a Work Order, having no obligation to enter into such a Work Order.

2.8Documentation. MD Anderson shall maintain, and provide to Bellicum, records with respect to the Services and Deliverables in accordance with the QAA.

2.9Forecasts.

2.9.AForecasts. After the Initial Forecast and within the first three (3) Business Days of each month during the Term, Bellicum will provide MD Anderson with monthly rolling forecasts of Bellicum’s anticipated Deliverable needs for the following six (6) calendar months (each, a “Forecast”). The first two (2) months of each Forecast will constitute a binding commitment on Bellicum to order the quantity of Deliverables forecasted for such period. For example, a Forecast provided in March will be binding for the months of March and April; accordingly, the Forecast provided in April, shall have the same April Deliverable commitment as provided in the March Forecast, but now the May Forecast will also be binding. However, for each binding month, Bellicum shall be permitted to vary the Forecasted Deliverable amount by up to the greater of 50% of the Deliverables ordered or one (1) Patient Lot. Projections for the non-binding period of each Forecast will constitute Bellicum’s reasonable best estimates of future orders, but shall not be binding on Bellicum. To the extent that Bellicum does not order Deliverables consistent with the binding portion of a Forecast, the greater of the Forecasted amount (including the 50% variability described above) or the actual number of orders, will count towards the Initial Supply Commitment. If Bellicum orders more Deliverables than Forecasted (including the 50% variability described above), MD Anderson will use good faith efforts to meet such orders, but the fees charged by MD Anderson for such Services shall be

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increased by 50%. For the avoidance of doubt, the following example is for illustrative purposes: if the Forecast for June is four (4) orders of a specific Deliverable, but Bellicum only places two (2) orders of such Deliverable, these orders will be deemed within the accepted variability for such Forecasted amount. However, if Bellicum only places one (1) order of such Deliverable during this month, then Bellicum’s order will not be deemed in compliance with the Forecasted amount and the four (4) Forecasted orders will count towards the Initial Supply Commitment. Similarly, if Bellicum places seven (7) orders within this month, then MD Anderson is only obligated to fulfill the six (6) orders which are within the accepted variability, but MD Anderson will use good faith efforts to fulfill the seventh (7th) order; however, such seventh (7th) order, if fulfilled, will be subject to a 50% increase in fees.

2.9.BForecast Timing. Within thirty (30) days of the execution of the first Work Order, Bellicum shall submit to MD Anderson its initial Forecast for each Deliverable under such Work Order (the “Initial Forecast”). Unless otherwise agreed by the Parties, the first month of the Initial Forecast shall commence on the first day of the next calendar month. For all other Work Orders, Bellicum shall submit Forecasts to MD Anderson upon the Work Order effective date or as otherwise mutually agreed in such Work Order. Services shall not begin until after the date covered in the Forecast; provided MD Anderson has received the applicable Forecast prior to such date.

2.10Scheduling and Cancellations.

2.10.AScheduling. For each Patient Lot, Bellicum will notify MD Anderson when it becomes aware of the date on which a patient leukapheresis (the “Patient Apheresis”) will occur as well as the arrival date at the Facility. Such notification will occur at least three (3) Business Days prior to arrival of Patient Apheresis at the Facility.

2.10.BCancellations. If, following such initial notification, Bellicum determines that the Patient Apheresis will not be provided and the Patient Lot must be cancelled, Bellicum shall notify MD Anderson as soon as feasible. Upon such cancellation, Bellicum shall be responsible for reimbursement of any costs incurred by MD Anderson in preparation for such cancelled batch, excluding the costs of any Materials (so long as the Materials were provided by Bellicum). The first five (5) cancelled Patient Lots shall not be counted against the Initial Supply Commitment.

Section 3.    PRODUCT ACCEPTANCE; DEFECTS; REMEDIES

3.1Acceptance of Patient Lots and Other Deliverables. Bellicum shall examine, inspect and test each Patient Lot or other Deliverable Delivered under the Agreement as soon as practicable after receipt. Bellicum shall notify MD Anderson in writing of any Patient Lot or Deliverable that is Non-Conforming Product within twenty-one (21) calendar days after the date of Delivery (“Acceptance Period”). If such notice is not provided prior to the expiration of the Acceptance Period, the Patient Lot or other Deliverable shall be deemed accepted and to be in conformance with the Agreement.

3.2Acceptance of Materials. MD Anderson shall have the right to examine, inspect and test each Material provided to MD Anderson under the Agreement. MD Anderson shall notify Bellicum in writing of any Material that does not comply with the Specifications for such Material, or meet the requirements described in Section 2.5, and may reasonably reject, or refuse acceptance of, any such Material.

3.3Non-Conforming Products. MD Anderson will not release for Delivery any Non-Conforming Product. In addition, all Patient Lots that are Non-Conforming Products, for which such non-conformance is (a) due to a Process Inherent Issue, or (b) is not due to the negligence or fault of MD Anderson, shall count against the Initial Supply Commitment.

3.4Retesting. In the event Bellicum rejects a Patient Lot or other Deliverable as Non-Conforming Product, MD Anderson shall have the right to sample and retest such Patient Lot or other Deliverable, which shall

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be done as soon as practicable and at MD Anderson’s expense. In the event of a discrepancy between Bellicum’s and MD Anderson’s test results such that one Party’s results fall within the Specifications and the other Party’s test results fall outside the Specifications, or there exists a dispute over whether such failure is due (in whole or in part) to acts or omissions of Bellicum or any Third Party after Delivery, the Parties shall cause a testing laboratory agreeable to both Parties (cost split equally between the Parties, subject to reimbursement as set forth below) to perform comparative tests and/or analyses on samples of the alleged Non-Conforming Product. The testing laboratory’s results shall be in writing and shall be final and binding save for manifest error on the face of its report. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the testing laboratory result finally rules and such Party shall reimburse to the other Party the costs advanced to the laboratory pursuant to the foregoing sentence. The testing laboratory shall be required to enter into written undertakings of confidentiality and non-use no less burdensome than set forth or referred to by this Agreement.

3.5Remediation. If any Deliverable is considered Non-Conforming Product, MD Anderson shall, as promptly as reasonably possible, either: (a) remake or produce a new Deliverable, or (b) to the extent it is legally permitted and also reasonably practicable, rework or Reprocess the Patient Lot, so that the Patient Lot or Deliverable (x) can be deemed to have been Manufactured in compliance with cGMP and the agreed Batch Production Record, as applicable, and (y) conforms to the Specifications. The Parties shall agree, in good faith, on the timelines for such resupply or rework.

3.6Remediation Costs.

3.6.ATo the extent the non-conformance of any Non-Conforming Product is directly attributable to the negligence or fault of MD Anderson and is not attributable to a Process Inherent Issue, then such resupply or rework Services, as described in Section 3.5 (a) or (b), shall be performed at MD Anderson’s cost and expense, including the cost of replacing the Materials. Alternatively, under such circumstances, rather than to have such resupply or rework Services, Bellicum may elect for MD Anderson to refund to Bellicum the amount paid by Bellicum for such Non- Conforming Product, or if payment has not already made, cancel the invoice for such order in which case MD Anderson shall only be responsible for compensating Bellicum for the cost of the Materials.

3.6.BFor all Non-Conforming Products, to the extent such non-conformance is not directly attributable to the negligence or fault of MD Anderson, then all such resupply or rework Services as described in Section 3.5 (a) or (b) shall be pursuant to a new Work Order and such Services shall be performed at Bellicum’s cost and expense, including the costs of the Materials.

3.7Destruction of Non-Conforming Products and Materials. MD Anderson shall provide reasonable notice to Bellicum of MD Anderson’s intent to destroy Non-Conforming Products or Materials (in accordance with Section 2.5) and shall destroy such products unless otherwise instructed by Bellicum in writing within ten (10) days of such notice. If requested by Bellicum within such timeframe, MD Anderson shall make such Non-Conforming Products or Materials available to Bellicum. Bellicum shall have the right to make further use of Non-Conforming Products or Materials for research and Development purposes only, provided that such use does not violate any applicable Laws and in no event is used in connection with human use. In the event that Bellicum desires the use of such Non-Conforming Products or Materials, Bellicum shall pay for any materials, supplies, labor and pass-through testing costs incurred by MD Anderson in connection with the Services related to such products. MD ANDERSON SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO ANY NON- CONFORMING PRODUCTS OR MATERIALS USED BY, OR AT THE DIRECTION OF BELLICUM SUBSEQUENT TO SUCH REJECTION.

Section 4.    FAILURE TO SUPPLY

4.1In the event MD Anderson is not able to supply, or reasonably anticipates that it will not be able to supply, any Services under any Work Order for any reason, including without limitation force majeure

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according to Section 11.8, MD Anderson shall (i) without undue delay provide a written notice (e-mail is sufficient) to Bellicum stating in reasonable detail the cause of such supply inability and the proposed remedial measures and the date such inability is expected to end, and (ii) use commercially reasonable efforts to supply such Services as soon as practicable. The Parties will discuss in good faith all appropriate means of resolving such supply problems.

4.2In the event that MD Anderson is unable to Manufacture and release three (3) consecutive Patient Lots of the same Deliverable or a total of six (6) Patient Lots of the same Deliverable in any rolling twelve
(12) month period as required under a Work Order (excluding, in both circumstances, any Deliverables impacted by Process Inherent Issues), provided all Bellicum Obligations have been successfully met including timely delivery of the Materials to MD Anderson, then a supply interruption shall be deemed to have occurred (“Supply Interruption”). Provided that such Supply Interruption is not (a) caused by force majeure according to Section 11.8, (b) due to the fault of Bellicum or any Third Party, or (c) due to any Process Inherent Issue, a supply failure shall be deemed to have occurred (“Supply Failure”). In the event of a Supply Failure, MD Anderson shall, within sixty (60) calendar days from the beginning of the Supply Failure, prepare an action plan setting forth a proposal to determine the root cause of the Supply Failure and the corrective actions to be taken (the “Action Plan”). The Action Plan shall then be presented to the JSC within such sixty (60) day period. The JSC may accept, modify or reject such Action Plan. In the event the JSC cannot agree upon the proposed (or modified) Action Plan within fourteen
(14) days, the matter shall be escalated to the senior management of the Parties in accordance with Section 10.2. If senior management, acting in good faith, cannot agree on an Action Plan within forty- five (45) days from the date of its referral to senior management, then MD Anderson shall have the right to terminate this Agreement upon fifteen (15) days notice.

4.3Upon determination that a Supply Failure has occurred and is incapable of being cured within sixty (60) days from the date it is deemed a Supply Failure, the Term of such applicable Work Order, as it related to such specific Deliverable, shall be automatically extended for the length of such Supply Failure (unless otherwise terminated in accordance with Section 4.2). For the avoidance of doubt, the length of the Supply Failure arising from the failure to Manufacture and release three (3) consecutive Patient Lots of the same Deliverable, shall commence on the date of the first failed Patient Lot and conclude on the successful implementation of the Action Plan, and the length of the Supply Failure arising from the failure to Manufacture and release a total of six (6) Patient Lots of the same Deliverable in any rolling twelve (12) month period, shall commence on the date of the last failed Patient Lot and conclude on the successful implementation of the Action Plan.

SECTION 5.    QUALITY AND REGULATORY MATTERS

5.1Quality Assurance Agreement. The Parties shall enter into a “Quality Assurance Agreement” (“QAA”) no later than seven (7) calendar days before the start of any Work Order for Manufacturing of any Deliverable. The QAA shall set forth the Parties' rights and obligations with regard to quality management, quality assurance, quality control, responsibilities of the Parties, documentation, product release procedure including the language of such documentation, regulatory items such as audits and inspections. Upon execution, the QAA for Patient Lots shall be deemed to be incorporated herein as Exhibit C.

5.2Process Changes. Changes to the Existing Process, Services, or Specifications, including changes to any Materials used to Manufacture the Patient Lots or other Deliverable, may only be made in accordance with the QAA. Actual costs incurred as a result of changes will be allocated as follows:

5.2.AMD Anderson shall solely bear all of its actual and related costs resulting from:

(i)Changes to the Facility (including but not limited to changes related to Facility safety) requested by MD Anderson; and

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(ii)Changes requested or required by the Governmental Authorities relating to the Facility, and all investments related to the establishment, maintenance and improvement of cGMP.

5.2.BBellicum shall solely bear all actual and related costs of Bellicum and MD Anderson resulting from:

(i)Changes to the Existing Processes or Services requested by Bellicum, including any changes to the Manufacturing process, Specifications, Materials used to Manufacture the Patient Lots or other Deliverable;

(ii)Changes requested or required by the Governmental Authorities relating to the Existing Process, Services, or Manufacturing process used to Manufacture the Patient Lots or other Deliverable;

(iii)Any technology transfer from a supplier of Materials to another supplier or to MD Anderson (such as, but not limited to, the purchase of any necessary Manufacturing equipment and Manufacturing licenses) to the extent such transfer is authorized by Bellicum.

5.3Technical Site Visits by Bellicum (Audits, Person-in-Plant)

5.3.AAudits. In accordance with the terms of the QAA, Bellicum shall be entitled annually to one
(1) visit with up to two (2) persons for up to two (2) days to audit the parts of the Facility (“Audit”). Notwithstanding the foregoing, “for-cause” audits may be conducted as described in the QAA.

5.3.BDuring each audit, Bellicum may inspect corresponding documents (including records) that specifically relate to Manufacturing, quality control, storage, release, complaint/deviation investigations and cGMP activities performed by MD Anderson as related specifically to this Agreement. The right of audit provided herein does not include a right to access or inspect MD Anderson’s financial records.

5.3.CIn addition to the authorized Audits, in accordance with the terms of the QAA and with at least thirty (30) days advance written notice to MD Anderson, Bellicum shall have the right, at its sole risk and expense, to have one (1) Bellicum employee or agent of Bellicum, who shall be approved by MD Anderson, at the Facility (“Person-in-Plant” or “PIP”) during core business hours to observe the production activities and provide support as the single point of contact for such activities.

(i)MD Anderson shall provide adequate office space for the PIP, including access to outside internet connection, and ensure that the PIP is kept reasonably informed of issues that arise that may affect the production or quality of Bellicum product.

5.3.DIf an unplanned deviation or other issue arises that reasonably requires the PIP to have access to the Manufacturing facility or QC laboratory, MD Anderson shall grant the PIP reasonable access to those parts of the Facility as needed to evaluate, assess and confirm the satisfactory resolution of such issue.

5.3.EWhile on MD Anderson’s premises, Bellicum shall cause its auditors and PIPs to (i) abide by all applicable Laws, confidentiality obligations to Third Parties and MD Anderson’s rules and policies governing its premises, safety and security practices and operating procedures, and (ii) comply with all reasonable instructions of MD Anderson’s employees regarding safety and compliance within the premises and the overall use of MD Anderson’s premises and equipment, and (iii) operate in a manner as not to adversely interfere with operations at the Facility.

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Bellicum shall be solely responsible for the payment and provision to each such auditor and PIP of all compensation and employee benefits, and the withholding and payment of applicable taxes relating to such employment or engagement.

Section 6.    TERM OF AGREEMENT

6.1The initial term of the Agreement will commence on the Effective Date and continue for a period of three (3) years, unless sooner canceled, terminated or extended in accordance with the provisions of this Agreement, including all exhibits attached to and incorporated into this Agreement by this reference thereto (the “Initial Term”).

6.1.A    Upon implementation of the Expansion Option, the Initial Term shall be extended through
(a)the date that is three (3) years from the start of the Expansion Option, or (b) June 30, 2025, whichever comes first (the “Extended Term”) (the Initial Term and the Extended Term may be referred herein as the “Term”). In no event shall the Term extend beyond June 30, 2025.

6.2MD Anderson may suspend the Services performed under the Agreement with immediate effect if at any time MD Anderson reasonably believes, in its sole and absolute discretion, that (a) Bellicum or the Services has a material adverse effect upon MD Anderson, its patients, or personnel; (b) Bellicum or the Services are compromising MD Anderson’s established standards of care or performance; (c) the Services do not comply with any Laws of any Government Authority or Regulatory Authority having jurisdiction over the Services; (d) any of the representations or warranties of Bellicum set forth in the Agreement are incomplete, incorrect or inaccurate in any material respect as of any date; (e) any insurance coverage for Bellicum that is required by the Agreement is not in place; (f) Bellicum materially breaches the Agreement; or (g) Bellicum fails to make any payment when due as described in Section
6.37.2. MD Anderson shall provide Bellicum thirty (30) days’ written notice of such suspension and its rationale and Bellicum shall have the opportunity to cure, if curable, any such issues within that time period unless otherwise extended by written agreement of the Parties. If not cured to MD Anderson’s reasonable satisfaction, MD Anderson may terminate the Agreement and shall send Bellicum a written notice of termination which will specify the basis for termination and the effective date of the termination (“Termination Date”) (collectively a “Notice of Termination”). In addition, MD Anderson shall have the right to terminate this Agreement and all Services in accordance with Section 4.2.

6.4Bellicum may terminate the Agreement with immediate effect (i) if any of MD Anderson’s representations or warranties set forth in the Agreement are incomplete, incorrect or inaccurate in any material respect as such applicable date, and MD Anderson fails to cure such inaccuracies within 30 days of written notice of such; (ii) the Services do not comply with any Laws of an applicable Governmental Authority or Regulatory Authority having jurisdiction over the Services and MD Anderson fails to cure such noncompliance within 30 days of written notice of such; (iii) upon the occurrence of a material breach of the Agreement by MD Anderson and MD Anderson fails to cure such breach within 30 days of written notice of such; or (iv) a Supply Failure that is not cured within sixty (60) days of written notice of such, or other timeframe as provided for in a JSC-approved action plan. In order for the termination to be effective, Bellicum shall send MD Anderson a Notice of Termination specifying the basis for termination and the Termination Date.

6.5Either Party may terminate a Work Order at any time and for any reason whatsoever upon thirty (30) days’ written notice to the other Party; provided, however, MD Anderson shall not be permitted to terminate any open Work Order related to the Initial Supply Commitment during the Initial Term except in accordance with Section 6.2 above. The Party terminating the Work Order will send the other Party a Notice of Termination which will specify the basis for termination and the effective date of the termination (“Work Order Termination Date”). Termination of a Work Order will not affect any other Work Order pursuant to this Agreement. Neither Party hereto shall by the termination of a Work Order be relieved of its respective obligation and liabilities in any way arising out of or related to the Services performed under such Work Order prior to the Work Order Termination Date, including the payment of

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all reasonable costs, fees and expenses incurred by a Party which are directly attributable to any termination for convenience by the other.

6.6Neither Party hereto shall by the expiration or termination of the Agreement be relieved of its respective obligations and liabilities in any way arising out of or related to the Services performed prior to the Termination Date, including but not limited to the payment by Bellicum to MD Anderson of all reasonable costs, fees and expenses incurred by MD Anderson related to such Services. In addition, in the event the Services are terminated by MD Anderson, Bellicum agrees to pay MD Anderson for all Services completed up through the Work Order Termination Date, any non-cancellable expenses (such as supplies or materials purchased based upon Bellicum’s Forecasts, or costs associated with the Expansion Option) and any costs which are directly attributable to any termination by Bellicum. Upon the receipt of a Notice of Termination from Bellicum, MD Anderson should immediately begin to orderly and efficiently wind down the Services to mitigate the fees and expenses paid by Bellicum for the wind down.

6.7The terms and provisions contained in the Agreement that by their sense and context are intended to survive the performance thereof by either or both Parties shall so survive the completion of performance and termination or expiration of the Agreement, including without limitation, the payment obligations, indemnity obligations, confidentiality provisions and limitations of liability set forth herein.

Section 7.    FEES, COSTS, EXPENSES, TAXES, CONSIDERATION AND INVOICING

7.1For each Patient Lot ordered within the Initial Supply Commitment, Bellicum shall pay MD Anderson the fees described in the applicable Work Order which shall, at a minimum, cover all actual costs to MD Anderson in performing the Services set forth in such Work Order, including but not limited to costs for supplies and consumables (other than the Materials), pass-through expenses, and labor costs. For the avoidance of doubt and unless otherwise specified herein or agreed upon by the Parties, MD Anderson shall not be required to incur any out-of-pocket expenses in performing the Services. For Patient Lots that exceed the Initial Supply Commitment, the Parties agree to negotiate in good faith pricing that appropriately compensates MD Anderson for its performance of such Services, which shall be stated in the applicable Work Order.

7.2MD Anderson will be compensated for the Services in accordance with the fee schedule set forth in each Work Order or as described herein. Within thirty (30) days from receipt of an invoice, Bellicum shall pay MD Anderson in immediately available funds by wire or electronic fund transfer for all undisputed amounts in each invoice. If Bellicum disputes, in good faith, all or a portion of the charges in an invoice, it shall notify MD Anderson that it disputes certain or all charges in the invoice within 30 days of receipt. For all disputed invoice amounts, the Parties shall seek to resolve the dispute pursuant to the process set forth in Section 11.10 of this Agreement. For any undisputed amounts not paid within 30 days, MD Anderson may charge interest on the past due and undisputed amount at a rate not in excess of the lesser of (a) the “Prime Rate” published in the Wall Street Journal, from time to time, plus one percent (1%), or (b) the maximum rate permitted by law, and Bellicum shall pay all reasonable attorney fees and costs of MD Anderson in enforcing collection of such undisputed amounts owing under the Agreement. All invoices shall be wired to the following account unless otherwise identified in writing by MD Anderson:

JPMorgan Chase Bank, N.A. 707 Travis Street
Houston, Texas 77002

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SWIFT:     (used for international wires) ABA ROUTING NO.:     (used for domestic wires)
ABA ROUTING NO.:     (used for domestic Automatic Clearing House) ACCOUNT NAME:    The University of Texas M. D. Anderson Cancer Center ACCOUNT NO.:
REFERENCE:

The MD Anderson Treasury Services and Operations Department may be contacted at (713) 745-9580 or treasuryservices@mdanderson.org for assistance.

7.3Taxes. Bellicum shall be responsible for any taxes, duties and charges currently assessed or which may be assessed in the future, that are applicable to the Materials, whether stored at the Facility or otherwise.

Section 8.    REPRESENTATIONS, WARRANTIES, LIABILITY AND INDEMNIFICATION

8.1Bellicum represents, warrants and covenants to MD Anderson that on and as of the date hereof:

8.1.AIt is duly formed, validly existing and in good standing under the laws of its state of jurisdiction or formation, with power and authority to carry on the business in which it is engaged and to perform its respective obligations under the Agreement.

8.1.BThe execution and delivery of the Agreement by it have been duly authorized and approved by all requisite corporate, limited liability company, partnership, or similar action.

8.1.CIt has all the requisite corporate, limited liability company, partnership, or similar power and authority to enter into the Agreement and perform its obligations hereunder.

8.1.DThe execution and delivery of the Agreement does not, and consummation of the transactions contemplated herein will not, violate any of the provisions of organizational documents, any agreements pursuant to which it or its property is bound, or, to its knowledge, any applicable laws.

8.1.EThe Agreement is valid, binding, and enforceable against it in accordance with its terms subject to bankruptcy, moratorium, insolvency, and other laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity), and the Constitution and laws of the State of Texas;

8.1.FIt is qualified to do business in the State of Texas;

8.1.GThe Materials delivered to MD Anderson pursuant to the Agreement will, at the time of such delivery, be free and clear of all liens;

8.1.HThe Specifications are accurate and complete and includes all instructions and information necessary for MD Anderson to perform the Services; and

8.1.IAny transportation provider or carrier of the Materials or Deliverable has represented and covenanted that it has Business Auto Liability Insurance covering all owned, non-owned or hired automobiles, with limits of not less than $1,000,000 single limit of liability per accident for Bodily Injury and Property Damage.

8.2MD Anderson represents, warrants and covenants to Bellicum that on and as of the date hereof:

8.2.AMD Anderson has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement (not including the Expansion Option). The

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execution and delivery by MD Anderson of this Agreement to be executed and delivered by it, the performance by MD Anderson of its obligations hereunder and the consummation by MD Anderson of the transactions contemplated hereby have been duly and validly authorized. The Agreement is, when executed and delivered by the Parties thereto, the valid and binding obligation of MD Anderson, enforceable against MD Anderson in accordance with its terms;

8.2.BThe execution, delivery and performance by MD Anderson of this Agreement, and the consummation of the transactions contemplated hereby, do not conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to MD Anderson.

8.2.CTo MD Anderson’s knowledge, MD Anderson is not under investigation with respect to any violation of any Laws that prevent its performance of the Services.

8.2.DTo MD Anderson’s knowledge the performance of the Services by MD Anderson complies with all applicable Laws of a Governmental or Regulatory Authority having proper jurisdiction.

8.3Bellicum warrants, represents, covenants, and agrees that it has all permits, licenses, and approvals required for it to request and receive the Services and has and will otherwise comply with all Laws of all Governmental Authorities and Regulatory Authorities that are now or may, in the future, become applicable to Bellicum, Bellicum’s business, equipment, and personnel engaged in Bellicum’s business, Bellicum’s receipt of the Services or its performance under the Agreement, or arising out of or incident to such performance. Bellicum will perform its obligations under the Agreement in compliance with applicable Laws. To Bellicum’s knowledge, Bellicum is not under investigation with respect to any violation of applicable Laws and there are no facts or circumstances that could form the basis for any such violation. Without limiting the generality of foregoing, no bribes, kickbacks, illegal payments, illegal political contributions, or other inappropriate payments, legal or illegal, have been made, directly or indirectly by or on behalf of Bellicum to obtain or retain business, and Bellicum is and has been in compliance with all legal requirements under local anti-corruption and bribery laws, in each case, in jurisdictions in which Bellicum is operating or conducting business (collectively, the “Anti-Bribery Laws”). Bellicum has not received any communication that alleges that Bellicum or any agent of Bellicum is not or may not be in compliance with, or has or may have any liability under, Anti-Bribery Laws. All reports, returns, statements, documents, registrations, filings, and submissions, which are required to be filed with any Governmental Authority relating to Bellicum and Bellicum’s business, have been duly and timely filed.

8.4Bellicum warrants, represents, covenants, and agrees that all information and Materials provided by Bellicum to MD Anderson in connection with the Services to be performed shall be de-identified and aggregated so as to conceal all Protected Health Information (“PHI”) as that term is defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

8.5Bellicum warrants, represents, covenants, and agrees that the Materials, Specifications and any other processes or instructions provided to MD Anderson by or on behalf of Bellicum (“Covered Resources”) and MD Anderson’s use thereof (or access or exercise of any other rights granted under the Agreement with respect to such Covered Resources), and related to performance of the Services, and the MD Anderson’s receipt thereof, do not and shall not infringe or misappropriate the Intellectual Property rights of any Third Party, or otherwise conflict with the rights of any Third Party.

8.6Bellicum warrants, represents, covenants, and agrees that the licenses granted by Bellicum to MD Anderson in Section 9.6.B are the only licenses necessary for MD Anderson to use the Covered Resources in accordance with this Agreement.

8.7Bellicum warrants, represents, covenants, and agrees that it has disclosed, and will continue to disclose, to MD Anderson, prior to tendering of any Materials to the Facility, any and all potential health, safety and/or environmental hazards that may be associated with transportation, storage or handling of the materials.

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8.8Each Party warrants, represents, covenants, and agrees that: (i) it is not excluded from participation under any state or federal health care program , as defined in 42 U.S.C. §1320a–7b(f), or listed in the U.S. System for Award Management’s (“SAM”) List of Parties Excluded From Federal Procurement or Non-Procurement Programs, or the United States Office of Inspector General’s List of Excluded Individuals/Entities (“LEIE”); and (ii) no final adverse action, as such term is defined under 42 U.S.C. Section 1320a-7e(g), has occurred or is pending or threatened against it (collectively “Excluded/Adverse Actions”). Each Party shall notify the other Party of any Excluded/Adverse Actions or any basis therefore within two (2) days of the notifying Party learning of any such Excluded/Adverse Action or any basis therefore. If a Party is excluded from a state or federal health care program, the other Party may, in addition to any other remedies it may have, immediately terminate the Agreement.

8.9Each Party shall promptly notify the other Party, in writing, as soon as it becomes aware of any condition or circumstance which makes any of the representations or warranties set forth in the Agreement incomplete, incorrect or inaccurate in any material respect as of any date.

8.10MD ANDERSON HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN, OR OPERATION OF THE SERVICES, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE SERVICES OR WORKMANSHIP IN THE SERVICES, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER; BELLICUM ASSUMES ALL RISK AND LIABILITY RESULTING FROM THE USE OF THE SERVICES, INCLUDING RISKS OF DAMAGES, WHETHER USED SINGLY OR IN COMBINATION WITH OTHER PRODUCTS, MATERIALS, OR PERSONAL PROPERTY.

8.11EXCEPT AS PROVIDED FOR IN THE AGREEMENT, IN NO EVENT SHALL MD ANDERSON BE LIABLE FOR ANY LOSS, CLAIM, DAMAGE, OR LIABILITY, OF WHATSOEVER KIND OR NATURE, REGARDLESS OF THE LEGAL THEORY ASSERTED (INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR ANY TORT CLAIM), WHICH MAY ARISE FROM OR IN CONNECTION WITH THE AGREEMENT, THE PRESENCE OF PIPS, OBSERVERS, AUDITORS OR OTHER PERSONS ON MD ANDERSON PREMISES OR THE USE, HANDLING OR STORAGE OF MATERIALS, DROP-SHIPPED MATERIALS OR THE SERVICES. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, BELLICUM HEREBY RELEASES MD ANDERSON, SYSTEM, ITS REGENTS, AND THE OFFICERS, AGENTS, AND EMPLOYEES OF MD ANDERSON AND SYSTEM FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS, OR DAMAGES INCURRED IN CONNECTION WITH THE SERVICES AND THE AGREEMENT.

8.12Indemnification.

8.12.AIndemnification by Bellicum. Subject to the other terms and conditions of this Section 8, Bellicum shall indemnify, defend and hold harmless each of MD Anderson, its Affiliates, and each of their respective Regents directors, managers, officers, employees, partners, contractors or agents (collectively, the “MD Anderson Indemnitees”) from and against all Losses incurred or sustained by, or imposed upon, any of the MD Anderson Indemnitees or that any of the MD Anderson Indemnitees may incur, as a result of, based upon, arising out of, with respect to, or by reason of, any one or more of the following: (a) any inaccuracy in, or breach of, any of the representations or warranties of Bellicum contained in the Agreement, or in any certificate or instrument delivered by or on behalf of Bellicum pursuant to the Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Bellicum pursuant to the Agreement, or any certificate or instrument delivered by or on behalf of Bellicum pursuant to the Agreement; (c) any fraud, willful misconduct or criminal acts of Bellicum, its Affiliates, or any of the respective Representatives of either, (d) any allegations that the Covered Resources, MD Anderson’s use thereof (or access or exercise of any other rights granted under the Agreement with respect to such Covered Resources), or the Services, infringe or violate the

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Intellectual Property rights of any Third Party, (e) MD Anderson’s performance of the Services in accordance with the Agreement; or (f) the presence of any Bellicum auditors, PIPs or any other Persons authorized or requested by Bellicum, at the Facility or at any other premises owned, leased or operated by MD Anderson; except to the extent any Losses described in (a) through (f) are directly attributable to the gross negligence or willful malfeasance of MD Anderson.

8.12.BIndemnification by MD Anderson. Subject to the Laws and Constitution of the State of Texas and subject to the statutory duties of the Texas State Attorney General, MD Anderson shall defend, indemnify, and hold harmless Bellicum and its Affiliates, and each of their respective their respective directors, managers, officers, employees, partners, contractors or agents (collectively, the “Bellicum Indemnitees”) from and against all Losses, and defend Bellicum Indemnitees from all claims, demands, suits, actions or other proceedings, as a result of, based upon, arising out of, with respect to or by reason of any one or more of the following: (a) any inaccuracy in or breach of any of the representations or warranties of MD Anderson contained in the Agreement, or in any certificate or instrument delivered by or on behalf of MD Anderson pursuant to the Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by MD Anderson pursuant to the Agreement; or (c) any fraud, willful misconduct or criminal acts of MD Anderson; except to the extent any Losses described in (a) through (c) are directly attributable to the gross negligence or willful malfeasance of Bellicum

8.12.CWhenever any Actions shall arise for indemnification under this Section 8 (an “Indemnification Claim”), the MD Anderson Indemnitee or the Bellicum Indemnitee, as applicable (the “Indemnified Party”), shall promptly provide written notice of the Indemnification Claim to the other party (the “Indemnifying Party”), but in any event not later than thirty (30) days after the Indemnified Party becomes aware of the Indemnification Claim; provided that failure to timely give such written notice shall not relieve the Indemnifying Party of its indemnification obligations except and only to the extent that the Indemnifying Party is required to forfeit rights or defenses by reason of such failure. Such notice shall describe the Indemnification Claim in reasonable detail, shall include copies of all available material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

8.12.DIf Bellicum is the Indemnifying Party, it shall not be entitled to participate in the defense of any MD Anderson Indemnitee with respect to any Indemnification Claim, and will have no right to defend any MD Anderson Indemnitee against the Indemnification Claim. With respect to a Indemnification Claim arising under Section 8.12.A, the MD Anderson Indemnitees will, together with the Attorney General of the State of Texas, undertake the defense, compromise or settlement of each Indemnification Claim on behalf of and for the account and risk of Bellicum as the Indemnifying Party; provided, however, that no Indemnification Claim shall be compromised or settled without concurrent notice to the Indemnifying Party. Notwithstanding anything to the contrary in this Section 8.12, if the Indemnifying Party is a party to Indemnification Claim, the Indemnifying Party shall be entitled to conduct its own defense of such Indemnification Claim, but not the defense of any MD Anderson Indemnitee concerning such Indemnification Claim. No action taken by any MD Anderson Indemnitee in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom.

8.12.EThe Indemnifying Party shall cooperate in all commercially reasonable respects with the Indemnified Party and the Attorney General of the State of Texas (as applicable) in the investigation, trial and defense of any Action that may be subject to this Section 8.12 and any appeal arising therefrom. The Parties shall cooperate with each other in any notifications to insurers. The Indemnifying Party shall assist and cooperate, at the cost of the Indemnifying Party, with the Indemnified Party in the making of settlements and the enforcement of any right

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of contribution to which any Indemnified Party may be entitled from any Person in connection with the subject matter of any litigation subject to indemnification hereunder.

8.12.FBellicum and MD Anderson acknowledge and agree that the APA, including, but not limited to, its Section 2 and Section 7, provides an independent indemnification remedy and procedure that is in addition to, and not superseded by, that provided by this Section 8. Further, nothing in this Section 8 shall limit MD Anderson’s right to seek any equitable relief to which MD Anderson seeks hereunder or to seek any remedy on account of Bellicum’s criminal, intentional, fraudulent or willful misconduct.

Section 9.    COVENANTS

9.1Confidentiality: During the Term of the Agreement and for a period of two (2) years thereafter, neither Party will at any time, except as required to perform the Services or as authorized in writing by the Party disclosing information (“Disclosing Party”), supply, disclose, use, or otherwise permit access to any information, in whole or in part, that the other Party (“Receiving Party”) may acquire by reason of its performance under the Agreement and that concerns or in any way relates to the Disclosing Party, its Affiliates, and their respective regents, directors, officers, employees, or agents, including, without limitation, any information, data, or records pertaining to MD Anderson’s faculty, staff, patients, business, or financial affairs, the Services, and MD Anderson’s manufacturing processes (“Confidential Information”). The obligations in this Section 9.1 shall not apply to any Confidential Information that
(i)is rightfully already in the Receiving Party’s possession at the time of disclosure by Disclosing Party,
(ii)is or later becomes part of the public domain through no fault of Receiving Party, (iii) is received from a Third Party having no obligations of confidentiality to Disclosing Party, (iv) is independently developed by Receiving Party without use of the Confidential Information, or (v) is required by law to be disclosed, provided that (a) Receiving Party provides Disclosing Party prompt written notice before any such disclosure so that it may seek a protective order or other appropriate remedy and (b) Receiving Party complies with any such protective order (or equivalent) imposed on such disclosure. In the event that a protective order or other remedy is not obtained, Receiving Party shall furnish only that portion of the Confidential Information that is legally required to be disclosed in the opinion of Receiving Party’s legal counsel. Within ten (10) Business Days after the termination of the Agreement or the request of Disclosing Party, Receiving Party will return or destroy all Confidential Information. Upon Request, Receiving Party shall provide written confirmation, signed by an officer or other authorized representative of Receiving Party, that all such Confidential Information has been destroyed or deleted as required herein. Notwithstanding anything to the contrary herein, (a) Receiving Party shall be permitted to retain one copy of any Confidential Information for legal or regulatory compliance purposes, and (b) Receiving Party shall not be required to alter or destroy backup tapes or other media containing Confidential Information made in the ordinary course of business pursuant to automated archival processes; provided, however, that any Confidential Information retained shall be kept confidential subject to the confidentiality obligations set forth herein. Without prejudice to the rights and remedies otherwise available to the Parties under the Agreement, the Parties shall be entitled to seek equitable relief by way of injunction if the other Party breaches or threatens to breach any of the provisions of this Section 9.1, without the necessity of posting bond or other security. The provisions of this Section 9.1 shall expressly survive the termination of the Agreement. The Receiving Party will use the same measures to protect Disclosing Party’s Confidential Information as it uses to protect its own information of a similar nature. Receiving Party will use at least a reasonable standard of care.

9.2Public Information: The Agreement and related information may be subject to public disclosure under Chapter 552, Texas Government Code. Bellicum shall be deemed to have knowledge of this law and the means of protecting Bellicum’s legitimate interests. Bellicum represents, warrants and agrees that the Agreement can be terminated if Bellicum knowingly or intentionally fails to comply with a requirement of Subchapter J, Chapter 552, Texas Government Code. MD Anderson strictly adheres to all statutes, court decisions and the opinions of the Texas Attorney General with respect to disclosure of public information under the Texas Public Information Act (TPIA), Chapter 552, Texas Government Code. In accordance with §§552.002 and 2252.907, Texas Government Code, and at no additional charge to MD Anderson, Bellicum will make any information created or exchanged with MD Anderson pursuant to the

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Agreement (and not otherwise exempt from disclosure under TPIA) available in a format reasonably requested by MD Anderson that is accessible by the public.

9.3Publicity: Unless otherwise required by applicable Law or the rules and regulations of any national stock exchange on which the securities of Bellicum are listed, no Party shall make any public announcements in respect of the Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, provided that Buyer strictly adheres to all statutes, court decisions and the opinions of the Texas Attorney General with respect to disclosure of public information under the Texas Public Information Act, Chapter 552, Texas Government Code, and that the press statement set forth on Exhibit I to the APA is otherwise hereby preapproved for dissemination. Further, Bellicum will not state or imply that MD Anderson endorses any of Bellicum’s products or services. All materials utilizing the name, trademarks, service marks, or symbols of MD Anderson or The University of Texas for any purpose, including, but not limited to, the use in advertising, marketing, and sales promotion materials or any other materials or mediums (such as the internet, domain names, or URL addresses), must be submitted to MD Anderson’s Chief Legal Officer for prior written approval at the following address:

Mailing Address: (Via U.S. Mail)
The University of Texas M. D. Anderson Cancer Center ATTN: Chief Legal Officer
7007 Bertner Ave.
Houston, Texas 77030

9.4Compliance with Laws, Regulations and Policies: MD Anderson and Bellicum will cooperate fully in meeting any obligations imposed upon MD Anderson or Bellicum by any Governmental Authority with respect to the Services performed under the terms of the Agreement. This obligation will specifically include, but not be limited to, compliance with the Health Insurance Portability and Accountability Act. Bellicum (and its representatives, agents, employees, and permitted subcontractors) will comply with all applicable MD Anderson rules and policies, including, without limitation, those related to environmental quality, safety, fire prevention, noise, information security, and architectural barriers issued by MD Anderson’s Department of Environmental Health and Safety, and those that restrict the use of alcohol on MD Anderson’s campus. In the event Bellicum is granted physical access to MD Anderson’s assets or facilities, Bellicum shall do so at its sole risk and expense.

9.5Insurance:

9.5.ADuring the Term of the Agreement, Bellicum will carry at least the following insurance, with companies authorized to conduct the business of insurance in the State of Texas having an A.M. Best Rating of A-VII or better, and in amounts not less than the following minimum limits of coverage:

(i)Workers’ compensation insurance, with statutory limits as required by the various laws applicable to Bellicum’s employees and subcontractors;

(ii)Commercial General Liability Insurance with limits of not less than:

(a)Each Occurrence Limit    $1,000,000

(b)Personal & Advertising Injury    $1,000,000

(c)General Aggregate    $2,000,000

(d)Products – Completed Operations Aggregate    $2,000,000

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The required Commercial General Liability policy will be issued on a form that insures Bellicum’s liability for bodily injury (including death), property damage, personal and advertising injury assumed under the terms of the Agreement. To the extent Bellicum’s Commercial General Liability Insurance is written on a claims-made basis, Bellicum shall purchase an extended reporting period endorsement effective for twenty-four (24) months after the expiration or cancellation of the policy;

(iii)MD Anderson is governed by the Texas Tort Claims Act, which sets forth certain limitations and restrictions on the types of liability and the types of insurance coverage that can be required of MD Anderson.

9.5.BBellicum will deliver to MD Anderson evidence of insurance on a Texas Department of Insurance approved certificate form verifying the existence and actual limits of all required insurance policies after the execution and delivery of this Agreement. Additional evidence of insurance will be provided verifying the continued existence of all required insurance no later than thirty (30) days after each annual insurance policy renewal. All insurance policies will be endorsed and name MD Anderson and The Board of Regents of the University of Texas System (the “Board”) as Additional Insureds for liability caused in whole or in part by Bellicum’s acts or omissions with respect to its on-going and completed operations up to the actual liability limits of the required insurance policies maintained by Bellicum. Commercial General Liability will provide Additional Insured endorsement including ongoing and completed operations coverage will be submitted with the Certificates of Insurance. Commercial General Liability will be endorsed to provide primary and non-contributory coverage. Bellicum hereby waives all rights of subrogation against MD Anderson. All insurance policies will be endorsed to provide a waiver of subrogation in favor of MD Anderson. No policy will be canceled until after thirty (30) days' unconditional written notice to MD Anderson. All insurance policies will be endorsed to require the insurance carrier providing coverage to send notice to MD Anderson thirty (30) days prior to any cancellation, material change, or non-renewal relating to any insurance policy required in this Section 9.5. Bellicum will pay any deductible for any loss. All deductibles will be shown on the Certificates of Insurance. Bellicum’s insurance will be primary and non-contributory to any insurance carried or self-insurance program established by MD Anderson or System. Bellicum’s insurance will be kept in force until during the Term and for a period of one year thereafter.

9.6INTELLECTUAL PROPERTY

9.6.AAll deliverables, results and data generated by MD Anderson, whether patentable or not, in the course of performing the Services hereunder (including, without limitation, all Intellectual Property therein) shall be owned by Bellicum.

9.6.BBellicum retains all right, title, and interest in and to any Bellicum Intellectual Property. Nothing in the Agreement shall be construed to grant MD Anderson any right or license to any Bellicum Intellectual Property except as expressly set forth herein. During the Term, Bellicum hereby grants to MD Anderson a fully paid, non-exclusive license under any and all Bellicum Intellectual Property and Bellicum Arising IP that is necessary for the sole and limited purpose of MD Anderson’s performance of its obligations under the Agreement, including the Services and the Manufacture of Patient Lots.

9.6.CMD Anderson retains all right, title, and interest in and to any MD Anderson Intellectual Property. Any Intellectual Property created or developed solely or jointly by MD Anderson in the course of performing the Services that relates generally to the Development or Manufacture of substances or drug products, including any process, protocol, technology, Know-How or the like that applies generally to the conduct by MD Anderson of laboratory and manufacturing operations and activities, and does not incorporate or utilize Bellicum Confidential Information or Bellicum Intellectual Property, shall be “MD Anderson Arising IP” and MD Anderson shall own all right, title and interest therein. MD Anderson hereby grants to Bellicum a fully paid,

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non-exclusive license, to use MD Anderson Arising IP for the sole and limited purposes of the Development, Manufacturing and Commercialization, by or on behalf of Bellicum or a Bellicum sublicensee, of Bellicum the cell therapy products that are the subject of one or more Work Order hereunder.

9.6.DAll Intellectual Property created or developed by Bellicum or solely or jointly by MD Anderson in the course of performing the Services that incorporates or utilizes Bellicum Confidential Information or Bellicum Intellectual Property, shall be “Bellicum Arising IP” and the exclusive property of Bellicum. As such, if any such Bellicum Arising IP is created or developed solely by MD Anderson, MD Anderson shall provide written notice to Bellicum of any such Bellicum Arising IP, as soon as possible. MD Anderson hereby assigns to Bellicum all right, title, and interest in and to all such Bellicum Arising IP, and shall take any actions, including but not limited to the execution of documents, reasonably requested by Bellicum and at Bellicum’s expense, to effect the purposes of the foregoing.

9.7Referrals: It is understood and agreed by the Parties that: (i) there is no agreement hereunder that either Party refer business to the other Party or any of its Affiliates; (ii) no part of the Services provided or payments made hereunder are intended or should be construed to be in exchange for referrals or arranging referrals; and (iii) payments hereunder represent fair market value determined by the Parties through good faith, arms-length bargaining.

9.8Ethics Matters; No Financial Interest: Bellicum and its employees, agents, and representatives have read and understood the following prior to the commencement of Services under the Agreement: MD Anderson’s Ethics Policy, Conflicts of Interest Policy, and Standards of Conduct Guide available at http://www.mdanderson.org/about-us/doing-business/vendors-and-suppliers/index.html and at https://www.mdanderson.org/about-md-anderson/business-legal/conflict-of-interest.html, and applicable state ethics laws and rules available at www.utsystem.edu/ogc/ethics. Neither Bellicum nor its employees, agents, or representatives will assist or cause MD Anderson employees to violate MD Anderson’s Ethics Policy, Conflicts of Interest Policy, Standards of Conduct Guide, or applicable state ethics laws or rules. Bellicum represents and warrants that no member of the Board has a direct or indirect financial interest in the transaction that is the subject of the Agreement.

Section 10. GOVERNANCE

10.1Joint Steering Committee: The Parties have formed a Joint Steering Committee (the “JSC”), in which each Party has appointed the following two (2) executive employees as such Party’s members of the JSC (the “Members”), all of whom shall be familiar with and have responsibility for oversight of the activities under the Agreement:

MD Anderson:

Bellicum:

Each Party may with written notice to the other Party, change one or more of its Members appointed to the JSC. The JSC shall have general oversight and review of the activities and results under the Agreement and shall be the initial forum for seeking to resolve any issues referred to the JSC by either Party or both. Specifically, but without limitation, the JSC shall seek in good faith to resolve any disputes or issues regarding the Manufacturing schedule or Manufacturing processes for the product.

10.2Steering Committee Meetings: The JSC shall meet, in person or via teleconference or video- conference, on a reasonably regular basis, as planned and agreed by the JSC Members, and in any event within fourteen (14) calendar days after receipt of a written request for such a meeting by one Party to the other Party. The request shall describe the matters or issues to be discussed, including any matter in dispute, and the solution which the requesting Party proposes to be decided. Each Party may invite other

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employees to attend the JSC meeting from particular departments/areas of expertise as may be necessary to discuss the agenda topics or matters or issues in dispute. Any action or decision by the JSC shall be taken by unanimous consent of the JSC, with the Members of each Party collectively having a single vote, or by a written resolution signed by all of the Members. If the JSC is unable to reach unanimous consent on a particular matter or issue being discussed by the JSC, then the matter or issues will be referred by each Party to a responsible member of senior management to be designated by each Party, who will use good faith efforts to resolve such matter or issue.

Section 11. GENERAL PROVISIONS

11.1Entire Agreement: The Agreement, read together with the specific provisions of the APA referred to in the Agreement, constitute the entire and complete agreement between the Parties with respect to the subject matter contemplated herein. The Agreement supersedes any prior agreements or understandings, whether written or oral, between the Parties with respect to the Services. To the extent that any provision of the Agreement conflicts with or is inconsistent with the terms of the APA, the APA shall govern.

11.2Amendment: No modification, alteration, waiver, or supplement of the Agreement will be effective unless it is set forth in a written instrument that is signed by both Parties to the Agreement.

11.3Independent Contractor: MD Anderson is an independent contractor with respect to the performance of all Services, and neither MD Anderson nor anyone employed by MD Anderson will be deemed for any purpose to be the employee, agent, servant, or representative of Bellicum in the performance of any Service or any part thereof in any manner dealt with herein. Bellicum will have no direction or control of MD Anderson or its employees and agents. Bellicum will not represent itself to be an agent or representative of MD Anderson or System or the State of Texas. MD Anderson shall never be liable for Bellicum’s federal or state income taxes, franchise taxes, or taxes on Bellicum’s personnel, including personal income tax and social security taxes associated therewith. Bellicum will cooperate with, and provide reasonable assistance to, MD Anderson in obtaining any tax exemptions to which MD Anderson is entitled.

11.4Non-Exclusive Agreement: Nothing in the Agreement is intended to prevent, or should be construed as preventing, MD Anderson from contracting with any Third Party for the provision of goods or services the same as or similar to the Services. MD Anderson may, notwithstanding anything contained herein to the contrary, engage in whatever activities MD Anderson chooses, in MD Anderson’s sole and absolute discretion, whether the same are competitive with Bellicum or otherwise. Bellicum acknowledges and agrees that this Section 11.4 is a material part of the consideration for MD Anderson to enter into this Agreement and to provide the Services.

11.5Assignment: No rights and privileges granted to any Party under the Agreement may be transferred or assigned without obtaining the prior written consent of the other Party. The foregoing prohibition will also apply to any change in control of Bellicum. Any attempt to transfer or assign any rights or privileges under the Agreement without having first obtained written consent from the other Party will be null and void and will entitle the other Party to immediately terminate the Agreement. Notwithstanding anything to the contrary herein, any assignment of the Agreement shall not relieve the assigning Party of its obligations hereunder.

11.6Severability: If any provision of the Agreement is held by a court of competent jurisdiction to be unenforceable, the Agreement shall be deemed to be amended to the extent necessary to make such provision enforceable, or, if necessary, the Agreement shall be deemed to be amended to delete the unenforceable provision or portion thereof. In the event any provision is deleted or amended, the remaining provisions shall remain in full force and effect.

11.7Non-Waiver of Defaults: Failure of any Party to declare any default by any other Party immediately upon occurrence thereof, or delay by any Party in taking any action in connection therewith, will not waive such default or a potential remedy for such default.

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11.8Force Majeure: Except for the duty to make payments when due and any indemnification provisions under the Agreement, neither Party will be liable or responsible to the other for any loss or damage or for any delays or failure to perform due to causes beyond its reasonable control, including, but not limited to, acts of God, employee strikes, epidemics, war, riots, flood, fire, sabotage, or any other circumstances of like character.

11.9Notices: Any notice required or permitted to be sent under the Agreement will be delivered by hand, mailed by a nationally recognized overnight courier service (delivery receipt requested) with charges paid by the dispatching Party, or mailed by registered or certified mail, return receipt requested, to Bellicum or to MD Anderson, as the case may be, at the respective notice addresses identified in this Section 11.9. Notice so mailed will be deemed effective (A) upon hand delivery, (B) on the scheduled date of delivery by a nationally recognized overnight courier service, or (C) on the third (3rd) day following the date of deposit into the United States mail.

BELLICUM:

Bellicum Pharmaceuticals, Inc. 2130 West Holcombe Blvd Suite 800
Houston, TX 77030 Attention: General Counsel

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP 2 Houston Center
909 Fannin Street, Suite 2000
Houston, TX 77010-1028 Attention: Andrew L. Strong

MD ANDERSON:

Jason Bock, VP & Head, Biologics Prod Dev, Biologics Development MD Anderson Cancer Center
Biologics Development 1515 Holcombe Blvd.
Unit 952
Houston, TX 77030-4009

AND

Legal Services
The University of Texas M. D. Anderson Cancer Center ATTN: Chief Legal Officer
7007 Bertner Avenue
Houston, Texas 77030

Or such other person or address as may be given in writing in accordance with this Section.

11.10Dispute Resolution: To the extent that Chapter 2260, Texas Government Code, as it may be amended from time to time (“Chapter 2260”), is applicable to the Agreement and is not preempted by other applicable law, the dispute resolution process provided for in Chapter 2260 will be used by

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MD Anderson and Bellicum to attempt to resolve any claim for breach of contract that cannot be resolved in the ordinary course of business. The chief business officer of MD Anderson will examine Bellicum’s claim and any counterclaim and negotiate in an effort to resolve the claims. The Parties specifically agree
(i)neither execution of this Agreement by MD Anderson nor any other conduct, action or inaction of any representative of MD Anderson relating to the Agreement constitutes or is intended to constitute a waiver of MD Anderson’s or the state’s sovereign immunity to suit; and (ii) MD Anderson has not waived its right to seek redress in the courts. Any periods set forth in the Agreement for notice and cure of defaults are not waived.

11.11Counterparts; Facsimile Signature: The Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed an original of the Agreement, but all of which together will constitute one and the same document. The Agreement also may be evidenced by facsimile signature or by e-mail delivery of a “.pdf” format data file, and facsimile or “.pdf” signature page will be deemed to be an original signature and is to be considered to have the same binding effect as the delivery of an original signature on an original contract.

11.12Survival: Expiration or termination of the Agreement will not affect any right or obligation that either Party may have accrued prior to such expiration or termination. In particular, all indemnity provisions of the Agreement will survive the expiration or termination of the Agreement.

11.13Governing Law and Venue: The Agreement will be construed under and in accordance with the laws of the State of Texas without reference to its conflicts of law provisions, and all obligations of the Parties created under the Agreement are performable in Harris County, Texas. Subject to the sovereign immunity of the State of Texas, any lawsuit brought against MD Anderson under the Agreement may only be filed in the State District Court in Harris County, Texas.

11.14Loss of Funding: Performance by MD Anderson under the Agreement may be dependent upon the appropriation and allotment of funds by the Texas State Legislature (the “Legislature”) and/or allocation of funds by the Board. If the Legislature fails to appropriate or allot the necessary funds, or the Board fails to allocate the necessary funds, then MD Anderson will issue written notice to Bellicum and MD Anderson may terminate the Agreement without further duty or obligation under the Agreement. Bellicum acknowledges that appropriation, allotment, and allocation of funds are beyond the control of MD Anderson.

11.15Certification regarding Boycotting Israel: Pursuant to Chapter 2270, Texas Government Code, Bellicum certifies that it (1) does not currently boycott Israel, and (b) will not boycott Israel during the Term. Bellicum acknowledges the Agreement may be terminated if this certification is inaccurate or becomes inaccurate at any time during the Term.

11.16Certification regarding Business with Certain Countries and Organizations: Pursuant to Chapter 2252, Texas Government Code, Bellicum certifies that it is not engaged in business with Iran, Sudan, or a foreign terrorist organization. Bellicum acknowledges the Agreement may be terminated if this certification is inaccurate or becomes inaccurate at any time during the Term.

11.17Construction. The Agreement shall not be construed either more favorably for or strongly against either of the Parties based upon which Party drafted it. Every covenant, term, and provision of the Agreement shall be construed simply according to its fair meaning.

11.18Headings. The headings used in the Agreement are used for reference purposes only and do not constitute substantive matters to be considered in construing the terms of the Agreement.

11.19State Auditor's Office. The State Auditor's Office may conduct an audit or investigation in connection with procurements made by MD Anderson as set out in Sections 51.9335(c), 73.115(c) and 74.008(c) of the Texas Education Code. This provision is included in contracts to (1) notify Bellicum that the State

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Auditor may require Bellicum to provide records related to the procurement; and (2) to be sure Bellicum notifies any subcontractors about this information.

11.20Texas Family Code Child Support Certification. Pursuant to Section 231.006, Texas Family Code, Bellicum represents and warrants that it is not ineligible to receive the award of or payments under the Agreement and acknowledges and agrees that the Agreement may be terminated and payment withheld if this certification is inaccurate.

11.21Texas State Agency:

11.21.AMD Anderson is an agency of the State of Texas and under the Constitution and laws of the State of Texas possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted to it under the Constitution and laws of the State of Texas. Nothing in the Agreement is intended to be, or will be construed as, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision of the Agreement (including, without limitation, any provision pertaining to indemnification, a cap on liability, a limitation of damages, or a waiver or limitation of rights, remedies, representations, or warranties), the provisions of the Agreement as they pertain to MD Anderson are enforceable only to the extent authorized by the Constitution and laws of the State of Texas.

11.21.BAny provision of any applicable law, rule, or regulation that invalidates any provision of the Agreement or would cause one or both of the Parties hereto to be in violation of law will be deemed to have superseded the terms of the Agreement. The Parties, however, will use reasonable efforts to accommodate the terms and intent of the Agreement to the greatest extent possible consistent with the requirements of the law and negotiate in good faith toward amendment of the Agreement in such respect.

11.22Rules of Construction. Interpretation of the Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the word “including” and words of similar import shall mean “including, without limitation,” (c) provisions shall apply, when appropriate, to successive events and transactions, (d) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement, (e) the words “herein,” “hereto,” “hereinafter” and words of similar import refer to the Agreement as a whole,
(f) ”may” is permissive and “may not” is mandatory, (g) ”will” and “shall” are mandatory, not merely expressions of future intent or expectation, (h) items omitted from non-exclusive lists or examples shall not be deemed to be a purposeful omission of other items in such non-exclusive lists or examples, even if such items were originally included in such lists or examples or discussed between the Parties during the negotiation of the Agreement, and (i) the Agreement was drafted with the joint participation of both Parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning hereof.

[Remainder of page intentionally left blank; Signature page follows]

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Having agreed to the foregoing terms, and with the intention of being bound, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

THE UNIVERSITY OF TEXAS
M. D. ANDERSON CANCER CENTER:

BELLICUM PHARMACEUTICALS, INC.:

By: /s/ Peter W.T. Pisters            By: /s/ Rick Fair     Name: Peter W.T. Pisters, M.D.            Name: Rick Fair
Its: President        Its: President and CEO

Read and Approved:

By: /s/ Jason Bock     Name: Jason B. Bock, Ph.D.
Its: VP and Head, Biologics Product Development

Reviewed and Approved by UTMDACC Legal Services for UTMDACC Signature:

/s/Kenny Freed 4/14/2020

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